Exhibit (d)(1)

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AMENDMENT NO. 27 DATED SEPTEMBER 17, 2015 TO THE PROSHARES TRUST

INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 15, 2005, BETWEEN

PROSHARES TRUST AND PROSHARE ADVISORS LLC

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

As of September 17, 2015

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate of 0.75% based on its average daily net assets, as follows:1

NAME OF PORTFOLIO
ProShares Ultra S&P500
ProShares Ultra MidCap400
ProShares Ultra Dow30
ProShares Ultra QQQ
ProShares Ultra Basic Materials
ProShares Ultra Consumer Goods
ProShares Ultra Consumer Services
ProShares Ultra Financials
ProShares Ultra Health Care
ProShares Ultra Industrials
ProShares Ultra Oil & Gas
ProShares Ultra Real Estate
ProShares Ultra Semiconductors
ProShares Ultra Technology
ProShares Ultra Telecommunications
ProShares Ultra Utilities
ProShares Ultra Russell2000
ProShares Ultra SmallCap600
ProShares Ultra MSCI Japan
ProShares Ultra MSCI Emerging Markets
ProShares Ultra MSCI EAFE
ProShares Ultra Nasdaq Biotechnology
ProShares Ultra FTSE China 50
ProShares Ultra 7-10 Year Treasury
ProShares Ultra 20+ Year Treasury
ProShares Ultra High Yield
ProShares Ultra Investment Grade Corporate
ProShares Ultra MSCI Pacific ex-Japan
ProShares Ultra FTSE Europe
ProShares Ultra MSCI Brazil Capped
ProShares Ultra MSCI Mexico Capped IMI
ProShares Ultra S&P Regional Banking
ProShares Short S&P500
ProShares Short MidCap400

[1]	All fees are computed daily and paid monthly

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NAME OF PORTFOLIO
ProShares Short Dow30
ProShares Short QQQ
ProShares Short Russell2000
ProShares Short SmallCap600
ProShares Short Basic Materials
ProShares Short Financials
ProShares Short Oil & Gas
ProShares Short Real Estate
ProShares Short MSCI Emerging Markets
ProShares Short MSCI EAFE
ProShares Short 7-10 Year Treasury
ProShares Short 20+ Year Treasury
ProShares Short High Yield
ProShares Short Investment Grade Corporate
ProShares Short S&P Regional Banking
ProShares Short FTSE China 50
ProShares UltraShort S&P500
ProShares UltraShort MidCap400
ProShares UltraShort Dow30
ProShares UltraShort QQQ
ProShares UltraShort Russell2000
ProShares UltraShort SmallCap600
ProShares UltraShort Basic Materials
ProShares UltraShort Consumer Goods
ProShares UltraShort Consumer Services
ProShares UltraShort Financials
ProShares UltraShort Health Care
ProShares UltraShort Industrials
ProShares UltraShort Oil & Gas
ProShares UltraShort Real Estate
ProShares UltraShort Semiconductors
ProShares UltraShort Technology
ProShares UltraShort Telecommunications
ProShares UltraShort Utilities
ProShares UltraShort MSCI Japan
ProShares UltraShort MSCI Emerging Markets
ProShares UltraShort MSCI EAFE
ProShares UltraShort Nasdaq Biotechnology
ProShares UltraShort FTSE China 50
ProShares UltraShort 3-7 Year Treasury
ProShares UltraShort 7-10 Year Treasury
ProShares UltraShort 20+ Year Treasury
ProShares UltraShort TIPS
ProShares UltraShort MSCI Pacific ex-Japan
ProShares UltraShort FTSE Europe
ProShares UltraShort MSCI Brazil Capped
ProShares UltraShort MSCI Mexico Capped IMI
ProShares UltraPro S&P500
ProShares UltraPro QQQ
ProShares UltraPro Dow30
ProShares UltraPro Russell2000
ProShares UltraPro MidCap400

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NAME OF PORTFOLIO
ProShares UltraPro Financials[2]
ProShares UltraPro Short S&P500
ProShares UltraPro Short QQQ
ProShares UltraPro Short Dow30
ProShares UltraPro Short Russell2000
ProShares UltraPro Short MidCap400
ProShares UltraPro Short 20+ Year Treasury
ProShares UltraPro Short Financials[3]
ProShares Ultra Gold Miners
ProShares Short Gold Miners
ProShares UltraShort Gold Miners
ProShares Ultra Junior Miners
ProShares Short Junior Miners
ProShares UltraShort Junior Miners
ProShares UltraPro Nasdaq Biotechnology
ProShares UltraPro Short Nasdaq Biotechnology
ProShares Ultra Homebuilders & Supplies
ProShares UltraPro Homebuilders & Supplies
ProShares UltraShort Homebuilders & Supplies
ProShares UltraPro Short Homebuilders & Supplies
ProShares Ultra Oil & Gas Exploration & Production
ProShares UltraPro Oil & Gas Exploration & Production
ProShares UltraShort Oil & Gas Exploration & Production
ProShares UltraPro Short Oil & Gas Exploration & Production
ProShares UltraPro China A Shares
ProShares Ultra China A Shares
ProShares Short China A Shares
ProShares UltraShort China A Shares
ProShares UltraPro Short China A Shares
ProShares UltraPro Cybersecurity
ProShares Ultra Cybersecurity
ProShares Short Cybersecurity
ProShares UltraShort Cybersecurity
ProShares UltraPro Short Cybersecurity
ProShares UltraPro MLP
ProShares Ultra MLP
ProShares Short MLP
ProShares UltraShort MLP
ProShares UltraPro Short MLP
ProShares UltraPro Pharmaceuticals
ProShares Ultra Pharmaceuticals
ProShares Short Pharmaceuticals
ProShares UltraShort Pharmaceuticals
ProShares Large Cap Core Plus
ProShares RAFI Long/Short
ProShares Hedge Replication ETF
ProShares Merger ETF

[2]	On or about November 4, 2015, ProShares UltraPro Financials will be renamed ProShares UltraPro Financial Select Sector.
[3]	On or about November 4, 2015, ProShares UltraPro Short Financials will be renamed ProShares UltraPro Short Financial Select Sector.

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Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:2

NAME OF PORTFOLIO	COMPENSATION
(at annual rate expressed as a percentage of average daily net assets of each Fund)
ProShares 30 Year TIPS/TSY Spread	0.55%
ProShares German Sovereign/Sub-Sovereign ETF	0.35%
ProShares USD Covered Bond	0.35%
ProShares Global Listed Private Equity ETF	0.50%
ProShares High Yield – Interest Rate Hedged	0.50%
ProShares DJ Brookfield Global Infrastructure ETF	0.45%
ProShares S&P 500 Dividend Aristocrats ETF	0.35%
ProShares Investment Grade – Interest Rate Hedged	0.30%
ProShares Short Term USD Emerging Markets Bond ETF	0.50%
ProShares USD Emerging Markets Bond – Interest Rate Hedged	0.55%
ProShares MSCI Emerging Markets Dividend Growers ETF	0.60%
ProShares MSCI EAFE Dividend Growers ETF	0.50%
ProShares Hedged S&P Europe Dividend Aristocrats ETF	0.55%
ProShares CDS North American HY Credit ETF	0.65%
ProShares CDS Short North American HY Credit ETF	0.65%
ProShares CDS North American IG Credit ETF	0.65%
ProShares CDS Short North American IG Credit ETF	0.65%
ProShares CDS European HY Credit ETF	0.65%
ProShares CDS Short European HY Credit ETF	0.65%
ProShares CDS European IG Credit ETF	0.65%
ProShares CDS Short European IG Credit ETF	0.65%
ProShares Morningstar Alternatives Solution ETF	0.07%
ProShares Russell 2000 Dividend Growers ETF	0.40%
ProShares S&P MidCap 400 Dividend Aristocrats ETF	0.40%
ProShares MSCI Europe Dividend Growers ETF	0.55%

PROSHARE ADVISORS LLC, a Maryland limited liability company	PROSHARES TRUST, a Delaware statutory trust

By:		By:
	Michael L. Sapir Chief Executive Officer		Todd B. Johnson President

[2]	All fees are computed daily and paid monthly